EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amaru, Inc. of our report dated April 15, 2014 relating to the financial statements, which appears in Amaru, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Wei, Wei & Co. LLP

Flushing, New York

October 10, 2014